                                                                    EXHIBIT 20.2

                                  Partners First Credit Card Master Trust
                                         Monthly Trust Activity

A. Trust Level Activity
         Number of Days in Monthly Period                                                                     31
         Beginning Principal Receivables Balance                                                1,435,579,378.44
         Beginning Special Funding Account Balance                                                          0.00
         Beginning Principal Receivables + SFA Balance                                          1,435,579,378.44
         Beginning Finance Charge Receivables                                                      41,704,498.83
         Beginning Total Receivables                                                            1,477,283,877.27
         Special Funding Account Earnings                                                                   0.00
         Finance Charge Collections                                                                18,198,888.92
         Interest/Fee Reversals (Wachovia accounts only)                                                    0.00
         Interchange Collections                                                                    3,604,063.40
         Collection Account Investment Proceeds                                                             0.00
         Recoveries treated as Finance Charge Collections                                                   0.00
         Total Finance Charge Receivables Collections                                              21,802,952.32
         Principal Receivables Collections                                                        121,179,371.12
         Recoveries treated as Principal Collections                                                  906,879.85
         Total Principal Receivables Collections                                                  122,086,250.97
         Monthly Payment Rate (Principal plus Interest divided by Beg. Total Receivables)                   9.43%
         Defaulted Amount (Net of Recoveries)                                                      11,112,614.65
         Annualized Default Rate                                                                            9.29%
         Trust Gross Yield                                                                                 18.23%
         Aggregate Account Addition or Removal (Y/N)?                                                          N
         Date of Addition/Removal                                                                            N/A
         Principal Receivables at the end of the day of Addition/Removal                                     N/A
         SFA Balance at the end of the day of Addition/Removal                                               N/A
         Principal Receivables + SFA Balance at the end of the day of Addition/Removal                       N/A
         Ending Principal Receivables Balance                                                   1,418,844,917.48
         Ending Special Funding Account (SFA) Balance                                                       0.00
         Ending Principal Receivables + SFA Balance                                             1,418,844,917.48
         Ending Finance Charge Receivables                                                         40,752,924.65
         Ending Total Receivables                                                               1,459,597,842.13
         Required Minimum Principal Balance (as of month end)                                     750,000,000.00

                                  Partners First Credit Card Master Trust
                                         Monthly Trust Activity

B. Series Allocations

                                                                              Total                     1998-3
         Group                                                                                             1
         Class A Initial Invested Amount                                            528,000,000.00            528,000,000.00
         Class B Initial Invested Amount                                            113,000,000.00            113,000,000.00
         Collateral Initial Invested Amount                                          67,000,000.00             67,000,000.00
         Class D Initial Invested Amount                                             42,000,000.00             42,000,000.00
         Total Initial Invested Amount                                              750,000,000.00            750,000,000.00
         Required Transferor Amount (per definition)                                 52,500,000.00             52,500,000.00
         Initial Invested Amount + Req Transf Amount                                802,500,000.00            802,500,000.00
         Series Allocation Percentage                                                       100.00%                   100.00%
         Series Allocable Finance Charge Collections                                 21,802,952.32             21,802,952.32
         Series Allocable Principal Collections                                     122,086,250.97            122,086,250.97
         Series Allocable Defaulted Amounts                                          11,112,614.65             11,112,614.65
         Series Allocable Servicing Fee                                               1,250,000.00              1,250,000.00
         In Revolving Period?                                                                                              Y
         Available for Principal Sharing Series                                      69,588,035.82             69,588,035.82
         Principal Shortfall                                                                  0.00                      0.00
         Allocation of Shared Principal Collections                                           0.00                      0.00
         Available for Excess Allocation Series                                       2,991,153.44              2,991,153.44
         Finance Charge Shortfall                                                             0.00                      0.00
         Allocation of Excess Finance Charge Collections                                      0.00                      0.00


B. Series Allocations

         Amounts Due                                                                                    1998-3
                            Transferor's Percentage                                                                    47.76%
                            Principal Allocation Percentage                                                            52.24%
                            Principal Collections                                                              63,782,393.09
                            Floating Allocation Percentage                                                             52.24%
                            Class A Certificate Rate                                                                 1.97000%
                            Class B Certificate Rate                                                                 2.20000%
                            CIA Certificate Rate                                                                     2.81500%
                            CIA Secured Loan Spread Rate                                                             2.56500%
                            Class D Certificate Rate                                                                 0.00000%
                            Class A Interest                                                                      953,480.00
                            Class B Interest                                                                      227,883.33
                            Collateral Monthly Interest                                                           172,887.92
                            Class D Interest                                                                            0.00
                            Investor Monthly Interest                                                           1,354,251.25
                            Investor Default Amount (Net of Recoveries)                                         5,805,642.73
                            Interchange Collections                                                             1,882,896.61
                            0.75% of Interchange                                                                  468,750.00
                            Servicer Interchange                                                                  468,750.00

                            Monthly Servicing Fee (Before Adjustments)                                          1,250,000.00

                                Interchange Adjustment                                                                  0.00
                                SFA Adjustment                                                                          0.00
                                Previous Period Adjustment                                                              0.00
                            Total Monthly Servicing Fee (After all adjustments)                                 1,250,000.00

C. Calculation of Redirected Investor Finance Charge Collections ("Socialism")

                                                                             Group I                    1998-3
         Beginning Invested Amount (Month)                                          750,000,000.00            750,000,000.00
         Finance Charge Collections                                                  11,390,672.29             11,390,672.29
         Reserve Account Interest                                                         4,698.00                  4,698.00
         PFA Proceeds                                                                         0.00                      0.00
         Total Finance Charge Collections                                            11,395,370.29             11,395,370.29
         Investor Monthly Interest                                                    1,354,251.25              1,354,251.25
         Investor Default Amount                                                      5,805,642.73              5,805,642.73
         Monthly Servicing Fee                                                        1,250,000.00              1,250,000.00
         Additional Amounts                                                                   0.00                      0.00
         Total Amount Due                                                             8,409,893.98              8,409,893.98
         Group Excess?                                                                           Y
         Amount per 4.10(A)]                                                                                    1,354,251.25
         Amount per 4.10(B)]            used in a                                                               5,805,642.73
         Amount per 4.10(C)]     shortfall scenario only                                                        1,250,000.00
         Amount per 4.10(D)]                                                                                            0.00
         Redirected Finance Charge Collections                                       11,395,370.29             11,395,370.29
         Amount of funds redistributed per 4.10                                                                         0.00
         Redirected Finance Charge Collections - PFA Proceeds (Class A available funds)                        11,395,370.29

                                  Partners First Credit Card Master Trust
                                         Monthly Trust Activity

D. Trust Performance
         30-59 Days Delinquent            23,722,705.06          1.67%
         60-89 Days Delinquent            17,427,166.18          1.23%
         90+ Days Delinquent              31,750,675.08          2.24%
         Total 30+ Days Delinquent        72,900,546.32          5.14%




         First USA Bank, N.A.
         as Servicer

         by: /s/ Tracie H. Klein
             -------------------
         Name:  Tracie H. Klein
         Title:  First Vice President